Exhibit 99.3

Quarter Report
Florida Recycling Services, Inc.

As of March 31, 2004 and December 31, 2003 and for the three months ended
March 31, 2004 and 2003

Florida Recycling Services, Inc.
Table of Contents
As of March 31, 2004 and December 31, 2003 and
for the three months ended March 31, 2004 and 2003

Page
Consolidated Financial Statements

Consolidated Balance Sheets as of March 31, 2004 (Unaudited) and December 31, 2003	1

Consolidated Statements of Operations for the three months ended March 31, 2004 and 2003 (Unaudited)	2

Consolidated Statements of Changes in Shareholders’ Deficit for the three months ended March 31, 2004 (Unaudited)	3

Consolidated Statements of Cash Flows for the three months ended March 31, 2004 and 2003 (Unaudited)	4

Notes to Consolidated Financial Statements (Unaudited)	5-11

Florida Recycling Services, Inc.
Consolidated Balance Sheets
March 31, 2004 (unaudited) and December 31, 2003 (amounts in thousands)

	March 31,	December 31,
	2004	2003
	(Restated – See Note 1)
Assets
Current assets
Cash and cash equivalents	$191	$337
Trade accounts receivable, net of allowance for doubtful accounts	6,903	8,054
Due from affiliates	995	2,726
Supplies and materials	506	520
Prepaid expenses and other current assets	569	1,173

Total current assets	9,164	12,810

Property and equipment, net of accumulated depreciation	15,820	15,521

Other non-current assets
Deposits	17	17
Note receivable	258	—
Customer relationships, net of accumulated amortization of $92 at March 31, 2004 and $81 at December 31, 2003	315	326
Goodwill	174	174

Total non-current assets	764	517

Total assets	$25,748	$28,848

Liabilities and Shareholders’ Deficit

Current liabilities
Accounts payable	$4,913	$5,969
Accrued expenses	7,321	7,069
Due to affiliates	1,954	3,478
Note payable-bank	9,610	10,000
Shareholder loan	2,950	3,000
Current maturities of long-term debt	19,620	12,316

Total current liabilities	46,368	41,832

Long-term debt	—	9,849

Total liabilities	46,368	51,681

Commitments and contingencies (Note 8)

Shareholders’ deficit
Common stock, $1,000 par value, 1,000 shares authorized, 100 shares issued and outstanding	100	100
Additional paid-in capital	9,986	5,729
Accumulated deficit	(30,706)	(28,662)

Total shareholders’ deficit	(20,620)	(22,833)

Total liabilities and shareholders’ deficit	$25,748	$28,848

The accompanying notes are an integral part of these consolidated financial statements.

Florida Recycling Services, Inc.
Consolidated Statements of Operations (Unaudited)
For the three months ended March 31, 2004 and 2003 (amounts in thousands)

	2004	2003
	(Restated - See Note 1)
Revenue	$20,038	$21,143

Cost of operations:
Disposal costs	6,543	8,092
Direct labor	5,793	5,266
Other operating costs	4,279	3,416
Selling, general and administrative expenses	3,595	4,092
Depreciation and amortization	1,445	1,977
Gain on distribution and disposal of property and equipment	—	(3,704)

Total cost of operations	21,655	19,139

Operating income (loss)	(1,617)	2,004

Interest expense, net	427	566

Net income (loss)	$(2,044)	$1,438

The accompanying notes are an integral part of these consolidated financial statements.

Florida Recycling Services, Inc.
Consolidated Statements of Changes in Shareholders’ Deficit (Unaudited)
For the three months ended March 31, 2004 (amounts in thousands)

		Additional		Total
	Common	Paid-In	Accumulated	Shareholders'
	Stock	Capital	Deficit	Deficit
		(Restated - See Note 1)
Balances as restated, December 31, 2003	$100	$5,729	$(28,662)	$(22,833)
Net loss as restated	—	—	(2,044)	(2,044)
Shareholder contribution as restated	—	4,257	—	4,257

Balances as restated, March 31, 2004	$100	$9,986	$(30,706)	$(20,620)

The accompanying notes are an integral part of these consolidated financial statements.

Florida Recycling Services, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the three months ended March 31, 2004 and 2003 (amounts in thousands)

	2004	2003
	(Restated - See Note 1)
Cash flows from operating activities
Net income (loss)	$(2,044)	$1,438
Depreciation and amortization	1,445	1,977
Gain on distribution and disposal of property and equipment	—	(3,704)
Changes in operating assets and liabilities:
Trade accounts receivable	893	40
Supplies and materials	14	(17)
Prepaid expenses and deposits	604	(85)
Accounts payable	(1,056)	(446)
Accrued expenses	252	171
Net changes in due to/(from) affiliate	207	545

Net cash provided by (used in) operating activities	315	(81)

Cash flows from investing activities
Purchase of property and equipment	(1,733)	(1,741)
Proceeds from sale of property and equipment	—	72

Net cash used in investing activities	(1,733)	(1,669)

Cash flows from financing activities
Checks issued in excess of bank balance	—	(380)
Proceeds from shareholder loan	—	3,000
Payments on shareholder loan	(50)	—
Proceeds from note payable-bank	—	1,200
Payments on note payable-bank	(390)	—
Payments on long-term debt, net	(2,545)	(2,061)
Contribution from shareholder	4,257	—
Distributions to shareholder	—	(9)

Net cash provided by financing activities	1,272	1,750

Decrease in cash and cash equivalents	(146)	—

Cash and cash equivalents
Beginning of period	337	—

End of period	$191	$—

Supplemental cash flow disclosures
Cash paid for interest expense	$352	$491

The accompanying notes are an integral part of these consolidated financial statements.

Florida Recycling Services, Inc.
Notes to the Financial Statements (Unaudited)

Note 1 Organization of Business and Basis of Presentation

Florida Recycling Services, Inc. (FRS of Illinois, a subchapter S corporation) and its subsidiary Florida Recycling Services, Inc. of Delaware (FRS of Delaware) (collectively “FRS”, “Florida Recycling” or “the Company”) operate waste disposal and recycling services throughout central Florida.

The accompanying consolidated financial statements include the accounts of FRS and its subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation. Certain information related to the organization, significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. The accounting policies followed in the preparation of these interim consolidated financial statements are consistent with those followed in the Company’s annual consolidated financial statements for the year ended December 31, 2003 (as restated). In the opinion of management, these unaudited consolidated financial statements contain all material adjustments, consisting only of normal recurring adjustments, necessary to fairly state the Company’s financial position, results of operations and cash flows for the periods presented.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts, intangible assets, goodwill and liabilities for potential litigation.

Trade receivables are uncollateralized customer obligations due 30 days from the invoice date. Trade receivables are stated at the amount billed to the customer. The carrying amount of trade receivables is reduced by an allowance for doubtful accounts that reflects management’s estimate of the amounts that will not be collected. Management reviews individual receivable balances and the Company’s average write-offs to estimate the allowance for doubtful accounts. At March 31, 2004 and December 31, 2003, an allowance of $1,842 and $2,230 was considered necessary, respectively.

On April 30, 2004, Waste Services, Inc. (“Waste”) completed the acquisition of all of the issued and outstanding shares of Florida Recycling. Following the acquisition, the results of operations of FRS were below Waste’s expectations and Waste conducted a review of FRS’s business in an effort to identify the factors contributing to the lower than expected level of performance. Based on the results of this review, it appeared that the 2003 financial statements of FRS, provided by the sellers, contained misstatements and could not be relied upon. As such, FRS completed a restatement of its historical consolidated financial statements as of March 31, 2004 and 2003 and for the quarters then ended.

These restatement adjustments primarily related to:

     (a) Adjustments for revenue recognition;

     (b) Adjustments for accruals of disposal costs;

     (c) Adjustments for changes in provisions for doubtful accounts;

     (d) Adjustments related to capitalization of certain assets and period costs; and

     (e) Adjustments to reclassify amounts due to/from affiliates.

The following tables set forth the net effect of the restatements and reclassifications on specific amounts presented in the Company’s consolidated balance sheets, consolidated statements of operations and condensed consolidated statements of cash flows:

Florida Recycling Services, Inc.
Notes to the Financial Statements (Unaudited)

Note 1 Organization of Business and Basis of Presentation, Continued

Consolidated Balance Sheet-March 31, 2004 (Unaudited)
and December 31, 2003

	March 31, 2004			December 31, 2003
	Previously			Previously
	Reported	Adjustments	Restated	Reported	Adjustments	Restated
Assets

Current assets
Cash and cash equivalents	$955	$(764)	$191	$670	$(333)	$337
Trade accounts receivable, net of allowance for doubtful accounts	11,582	(4,679)	6,903	16,156	(8,102)	8,054
Due from affiliates	875	120	995	855	1,871	2,726
Supplies and materials	950	(444)	506	963	(443)	520
Prepaid expenses and other current assets	1,037	(468)	569	1,646	(473)	1,173

	15,399	(6,235)	9,164	20,290	(7,480)	12,810

Property and equipment, net of accumulated depreciation	23,425	(7,605)	15,820	18,039	(2,518)	15,521

Other non-current assets
Deposits	18	(1)	17	18	(1)	17
Note receivable	—	258	258	—	—	—
Customer relationships, net of accumulated amortization	435	(120)	315	454	(128)	326
Goodwill	174	—	174	174	—	174
Deferred income tax asset	584	(584)	—	601	(601)	—

	1,211	(447)	764	1,247	(730)	517

	$40,035	$(14,287)	$25,748	$39,576	$(10,728)	$28,848

Florida Recycling Services, Inc.
Notes to the Financial Statements (Unaudited)

Note 1 Organization of Business and Basis of Presentation, Continued

Consolidated Balance Sheets-March 31, 2004 (Unaudited)
and December 31, 2003, Continued

	March 31, 2004			December 31, 2003
	Previously			Previously
	Reported	Adjustments	Restated	Reported	Adjustments	Restated
Liabilities and Shareholders’ Equity

Current liabilities

Accounts payable	$4,710	$203	$4,913	$6,555	$(586)	$5,969
Accrued expenses	2,794	4,527	7,321	2,656	4,413	7,069
Due to affiliates	—	1,954	1,954	—	3,478	3,478
Note payable-bank	9,610	—	9,610	10,000	—	10,000
Shareholder loan	—	2,950	2,950	—	3,000	3,000
Current maturities of long-term debt	27,163	(7,543)	19,620	12,928	(612)	12,316

	44,277	2,091	46,368	32,139	9,693	41,832

Long-term debt	—	—	—	12,060	(2,211)	9,849

Shareholders’ deficit
Common stock	100	—	100	100	—	100
Additional paid-in capital	11,670	(1,684)	9,986	11,670	(5,941)	5,729
Accumulated deficit	(16,012)	(14,694)	(30,706)	(16,393)	(12,269)	(28,662)

	(4,242)	(16,378)	(20,620)	(4,623)	(18,210)	(22,833)

	$40,035	$(14,287)	$25,748	$39,576	$(10,728)	$28,848

Florida Recycling Services, Inc.
Notes to the Financial Statements (Unaudited)

Note 1 Organization of Business and Basis of Presentation, Continued

Consolidated Statements of
Operations (Unaudited)

	March 31, 2004			March 31, 2003
	Previously			Previously
	Reported	Adjustments	Restated	Reported	Adjustments	Restated
Revenue	$22,987	$(2,949)	$20,038	$22,177	$(1,034)	$21,143

Cost of operations:
Disposal costs	7,500	(957)	6,543	7,178	914	8,092
Direct labor	5,751	42	5,793	5,160	106	5,266
Other operating costs	3,420	859	4,279	2,881	535	3,416
Selling, general and administrative expenses	3,710	(115)	3,595	3,742	350	4,092
Depreciation and amortization	1,713	(268)	1,445	2,156	(179)	1,977
Gain on distributions and disposal of property and equipment	—	—	—	—	(3,704)	(3,704)

Total cost of operations	22,094	(439)	21,655	21,117	(1,978)	19,139

Operating income (loss)	893	(2,510)	(1,617)	1,060	944	2,004
Interest expense, net	496	(69)	427	540	26	566

Income (loss) before income taxes	397	(2,441)	(2,044)	520	918	1,438
Income tax expense	17	(17)	—	19	(19)	—

Net income (loss)	$380	$(2,424)	$(2,044)	$501	$937	$1,438

Condensed Consolidated
Statements of Cash Flows (Unaudited)

	March 31, 2004			March 31, 2003
	Previously			Previously
	Reported	Adjustments	Restated	Reported	Adjustments	Restated
Cash flows from operating activities	$5,601	$(5,286)	$315	$155	$(236)	$(81)
Cash flows from investing activities	(7,100)	5,367	(1,733)	(2,032)	363	(1,669)
Cash flows from financing activities	1,784	(512)	1,272	1,991	(241)	1,750

Florida Recycling Services, Inc.
Notes to the Financial Statements (Unaudited)

Note 2 Note Payable — Bank

The Company has a $12,000 revolving line of credit facility of which $9,610 is drawn at March 31, 2004. The note, which is due on demand, bears interest at a rate of 25 basis points below the bank’s prime rate (approximate effective rate of 3.8% in 2004 and 2003). Interest is payable monthly. The note is collateralized by waste containers and vehicles, and is personally guaranteed by the Company’s shareholder. This note was subsequently repaid on April 30, 2004.

Note 3 Long-Term Debt

Long-term debt at March 31, 2004 and December 31, 2003 consists of:

	2004	2003
	(Unaudited)
Notes payable — Principal and interest payments are payable monthly (aggregating approximately $374 per month) at interest rates ranging from LIBOR plus 2% to 8.16% with final maturity dates through July 2009. Notes are collateralized by equipment and the personal guarantee of the Company’s shareholder.	$9,238	$10,747

Notes payable — Principal and interest payments are payable monthly (aggregating approximately $374 per month) at interest rates ranging from 2.9% to 9.25%, with final maturity dates through October 2009. Notes are collateralized by trucks, vehicles, and the personal guarantee of the Company’s shareholder.	5,465	6,001

Notes payable — Principal and interest payments are payable monthly (aggregating approximately $96 per month) at rates ranging from 8.1% to 9.5% interest, with final maturity dates through November 2006. Notes are collateralized by vehicles, and other equipment and the personal guarantee of the Company’s shareholder.	2,476	2,791

Note payable — Principal and interest payments are payable monthly (approximately $63 per month) at 7.15% interest with a final maturity date of May 2005. Note is collateralized by waste containers and the personal guarantee of the Company’s shareholder.	1,041	1,226

Note payable — Interest is 8.5% and is payable upon maturity in April 2004, along with the principal. The note is uncollateralized.	1,400	1,400

	19,620	22,165
Less current maturities	19,620	12,316

Long-term debt	$—	$9,849

As indicated in Note 1, the Company was purchased by Waste in April 2004, and all of the outstanding debt was repaid. Due to change of control provisions in the debt arrangements, all of the outstanding amounts have been classified as current.

Note 4 Shareholder loan

On January 24, 2003, the Company’s shareholder borrowed $3,000 from a bank. The note was executed between FRS, the shareholder and the shareholder’s wife (collectively the “borrowers”) and the bank. The note is secured by the shareholder’s personal residence with interest payable monthly at the Wall Street Journal Prime Rate or the bank’s reference prime rate (4.0% at March 31, 2004). On January 22, 2004, the note was extended to mature January 22, 2009 with principal payments of $50 to be made monthly. The proceeds from this note were used for working capital purposes and the note was subsequently repaid on April 30, 2004.

Florida Recycling Services, Inc.
Notes to the Financial Statements (Unaudited)

Note 5 Related-Party Transactions

     The Company had transactions with related parties for the three months ended March 31 as follows (unaudited):

	2004	2003
Management fee expense	$1,233	$674
Waste disposal costs	1,856	2,337
Insurance expense	49	786
Capitalized container refurbishing	1,032	—
Container repair expense	—	66
Truck and truck parts	574	211

	$4,744	$4,074

Note 6 Surety Bonds and Letters of Credit

Municipal solid waste services contracts require permits and licenses to operate transfer stations, and landfills and recycling facilities may require performance or surety bonds, letters of credit or other means of financial assurance to secure contractual performance. As of March 31, 2004, the Company provided customers and various regulatory authorities with letters of credit approximating $2.0 million, and performance or surety bonds of approximately $22.5 million to collateralize its performance obligations on an individual contract basis. Should the Company fail to perform its obligation under certain contracts, there would be a potential obligation of the Company for the portion of the contract that is secured by the Company’s letter of credit (i.e. $2.0 million). The Company incurred no such non-performance claims for the periods ended March 31, 2004 and 2003, respectively.

Note 7 Cash Flow Information

Additional information regarding non-cash investing and financing activities for the three month period ended March 31 include:

During 2003, the Company distributed land and building with a net book value of $427 (and fair market value of approximately $4,080) to a shareholder. This distribution, which is reflected at fair market value within the Company’s financial statements, combined with the cash distribution of $9 resulted in total shareholder distributions of $4,089 in 2003. APB No. 29, “Accounting for Nonmonetary Transactions”, requires that non-reciprocal transfers to owners be recorded at the fair value of the asset distributed. As such, the Company recognized a gain on the property distribution approximating $3.6 million.

During 2004, the Company converted $258 in trade receivables to a long-term customer note.

During 2003, the Company entered into capital leases for certain waste hauling vehicles with a cost of approximately $320.

Note 8 Commitments and Contingencies

Environmental Risks

The Company is subject to liability for environmental damage that its truck storage facilities may cause, including damage to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, including damage resulting from conditions existing prior to the Company’s acquisition of such facilities. Pollutants or hazardous substances whose transportation was arranged by Florida Recycling, may also subject the Company to liability for any off-site environmental contamination caused by these pollutants or hazardous substances.

Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on FRS’s financial condition, results of operations or cash flows. As of the date of these consolidated financial statements, the Company estimates the range of reasonably possible losses related to environmental matters to be insignificant and is not aware of any such environmental liabilities that would be material to its operations or financial condition.

Florida Recycling Services, Inc.
Notes to the Financial Statements (Unaudited)

Legal Proceedings

     In the normal course of business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or revoke or deny renewal of an operating permit or license held by the Company. From time to time, the Company may also be subject to actions brought by citizens’ groups, adjacent landowners or residents in connection with the permitting and licensing of hauling operations or allegations related to environmental damage or violations of the permits and licenses pursuant to which the Company operates.